UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2009

Allstate Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

3100 Sanders Road, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.              Results of Operations and Financial Condition.

The registrant furnishes below its Consolidated Statements of Operations for the three years ended December 31, 2008, 2007 and 2006 and Consolidated Statements of Financial Position as of December 31, 2008 and 2007, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), certain non-GAAP and operating measures, and information on the Company’s 2009 outlook and focus:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	Est.
($ in millions)	2008	2007	2006

Revenues
Premiums (1)	$585	$502	$576
Contract charges (1)	911	942	1,009
Net investment income	3,720	4,205	4,057
Realized capital gains and losses	(3,052)	(197)	(79)
	2,164	5,452	5,563

Costs and expenses
Contract benefits	1,397	1,364	1,372
Interest credited to contractholder funds	2,356	2,628	2,543
Amortization of deferred policy acquisition costs	643	518	538
Operating costs and expenses	400	340	398
	4,796	4,850	4,851

Loss on disposition of operations	(4)	(10)	(88)

(Loss) income from operations before income tax (benefit) expense	(2,636)	592	624

Income tax (benefit) expense	(946)	180	196

Net (loss) income	$(1,690)	$412	$428

(1)          Beginning in 2008, certain ceded reinsurance premiums previously included as a component of premiums were reclassified prospectively to be reported as a component of contract charges. In 2007 and 2006, these reinsurance premiums totaled $90 million and $53 million, respectively.

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,
($ in millions, except par value data)	2008 (Est.)	2007

Assets
Investments
Fixed income securities, at fair value (amortized cost $49,136 and $58,020)	$42,446	$58,469
Mortgage loans	10,012	9,901
Equity securities, at fair value (cost $106 and $102)	82	102
Limited partnership interests	1,187	994
Short-term, at fair value (amortized cost $3,855 and $386)	3,858	386
Policy loans	813	770
Other	1,374	1,792

Total investments	59,772	72,414

Cash	93	185
Deferred policy acquisition costs	6,701	3,905
Reinsurance recoverables, net	3,923	3,410
Accrued investment income	542	652
Deferred income taxes	1,382	—
Other assets	1,294	622
Separate Accounts	8,239	14,929

Total assets	$81,946	$96,117

Liabilities
Contractholder funds	$56,780	$60,464
Reserve for life-contingent contract benefits	12,256	12,598
Unearned premiums	32	33
Payable to affiliates, net	142	206
Other liabilities and accrued expenses	1,638	2,823
Deferred income taxes	—	101
Long-term debt	650	200
Separate Accounts	8,239	14,929

Total liabilities	79,737	91,354

Shareholder’s Equity
Redeemable preferred stock — series A, $100 par value, 1,500,000 shares authorized, none issued	—	—
Redeemable preferred stock — series B, $100 par value, 1,500,000 shares authorized, none issued	—	—
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	2,475	1,108
Retained income	2,066	3,734
Accumulated other comprehensive income: Unrealized net capital gains and losses	(2,337)	(84)

Total accumulated other comprehensive income	(2,337)	(84)

Total shareholder’s equity	2,209	4,763

Total liabilities and shareholder’s equity	$81,946	$96,117

Definitions of Non-GAAP and Operating Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP financial measures.  Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income is net (loss) income, excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses,

•                  gain (loss) on disposition of operations, after-tax, and

•                  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net (loss) income is the GAAP measure that is most directly comparable to operating income.

We use operating income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the Company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items.  Realized capital gains and losses and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.  Consistent with our intent to protect results or earn additional income, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes.  These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments.  Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.  Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business.  A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.  Operating income is used by management along with the other components of net (loss) income to assess our performance.  We use adjusted measures of operating income in incentive compensation.  Therefore, we believe it is useful for investors to evaluate net (loss) income, operating income and their components separately and in the aggregate when reviewing and evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s performance.  Operating income should not be considered as a substitute for net (loss) income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net (loss) income.

	Year Ended December 31,
($ in millions)	Est. 2008	2007	2006
Operating income	$419	$565	$539

Realized capital gains and losses(1)	(3,052)	(197)	(79)
Income tax benefit	1,067	69	28
Realized capital gains and losses, after-tax	(1,985)	(128)	(51)
DAC and DSI amortization relating to realized capital gains and losses, after-tax	385	12	36
DAC and DSI unlocking in fourth quarter 2008 related to realized capital gains and losses, after-tax	(274)	—	—
Non-recurring charge for DAC, after-tax (2)	(219)	—	—
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(13)	(29)	(36)
Loss on disposition of operations, after-tax	(3)	(8)	(60)

Net (loss) income	$(1,690)	$412	$428

(1)          Beginning in the fourth quarter of 2008, income from limited partnerships accounted for on the equity method of accounting (“EMA LP”) is reported in realized capital gains and losses.  EMA LP income for periods prior to the fourth quarter of 2008 is reported in net investment income.  The amount of EMA LP income included in net investment income was $14 million, $50 million and $15 million in the nine months ended September 30, 2008, twelve months ended December 31, 2007 and twelve months ended December 31, 2006, respectively.  The amount of EMA LP loss included in realized capital gains and losses was $(14) million in the three months ended December 31, 2008.

(2)          During the fourth quarter of 2008, for traditional life insurance and immediate annuities with life contingencies, an aggregate premium deficiency of $336 million, pre-tax ($219 million, after-tax) resulted primarily from an experience study indicating that the annuitants on certain life-contingent contracts are projected to live longer than we anticipated when the contracts were issued and, to a lesser degree, a reduction in the related investment portfolio yield.  The deficiency was recorded through a reduction in DAC.

Operating income return on equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses.  Return on equity is the most directly comparable GAAP measure.  We use operating income as the numerator for the same reasons we use operating income, as discussed above.  We use average shareholder’s equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of shareholder’s equity primarily attributable to the Company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process.  We use it to supplement our evaluation of net income and return on equity because it excludes the effect of items that tend to be highly variable from period to period.  We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net income return on equity because it eliminates the effect of items that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management:  the after-tax effects of realized and unrealized capital gains and losses, and the cumulative effect of a change in accounting principle.  In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine operating income return on equity from return on equity is the transparency and understanding of their significance to return on equity variability and profitability while recognizing these or similar items may recur in subsequent periods. Therefore, we believe it is useful for investors to have operating income return on equity and return on equity when evaluating our performance.  We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income return on equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s utilization of capital.  Operating income return on equity should not be considered as a substitute for return on equity and does not reflect the overall profitability of our business.

The following table shows the reconciliation.

	For the twelve months ended December 31,
($ in millions)	Est. 2008	2007
Return on equity
Numerator:
Net (loss) income	$(1,690)	$412
Denominator:
Beginning shareholder’s equity	4,763	5,498
Ending shareholder’s equity	2,209	4,763
Average shareholder’s equity	$3,486	$5,131
Return on equity	(48.5)%	8.0%

	For the twelve months ended December 31,
($ in millions)	Est. 2008	2007
Operating income return on equity
Numerator:
Operating income	$419	$565

Denominator:
Beginning shareholder’s equity	4,763	5,498
Unrealized net capital gains and losses	(84)	325
Adjusted beginning shareholder’s equity	4,847	5,173
Ending shareholder’s equity	2,209	4,763
Unrealized net capital gains and losses	(2,337)	(84)
Adjusted ending shareholder’s equity	4,546	4,847
Average adjusted shareholder’s equity	$4,697	$5,010
Operating income return on equity	8.9%	11.3%

Operating Measure

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following operating financial measure.  Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited.

Premiums and deposits is an operating measure that we use to analyze production trends for sales.  It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the consolidated financial statements.

	Year Ended December 31,
($ in millions)	Est. 2008	2007	2006

Total premiums and deposits	$9,919	$8,602	$10,839
Deposits to contractholder funds	(9,286)	(7,960)	(9,541)
Deposits to separate accounts	(129)	(136)	(713)
Change in unearned premiums and other adjustments	81	(4)	(9)
Premiums	$585	$502	$576

2009 Outlook and Focus

•                  We will continue to focus on improving returns and reducing the Company’s concentration in spread based products, primarily fixed annuities and institutional markets products, resulting in lower premiums and deposits and reductions in contractholder obligations.

•                  We plan to improve efficiency and narrow the focus of product offerings to better serve the needs of everyday Americans.  We are targeting savings at 20% of certain operating expenses, excluding acquisition costs, and expect to yield estimated annual savings of $90 million beginning in 2011.  We anticipate a reduction of approximately 1,000 workforce positions, through a combination of attrition and position elimination over the next two years.

•                  Maintaining high liquidity in our investment portfolio will result in lower operating income but will ensure our ability to meet contractholder obligations.  We will target sales of our spread based products at levels that allow us to avoid sales of investments with significant unrealized losses into distressed or illiquid markets.

•                  We expect continued investment spread compression due to credit losses, reduced contractholder funds balances and maintenance of liquidity will result in operating income of approximately $225 million in 2009.

Forward-Looking Statements and Risk Factors

This news release contains forward-looking statements about our outlook for operating income.  These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management’s estimates, assumptions and projections.  Actual results may differ materially from those projected based on the risk factor described below.

•                  Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our operating income through increased amortization of DAC.  DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts.  The principal assumptions for determining the amount of EGP are investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of persistency, mortality, expenses, and hedges if applicable.  Updates to these assumptions (commonly referred to as “DAC unlocking”) could adversely affect our profitability and financial condition.

We undertake no obligation to publicly correct or update any forward-looking statements.  This document contains unaudited financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By	/s/ Samuel H. Pilch

Name: Samuel H. Pilch
Title: Group Vice President and Controller

Date: February 2, 2009